PRESS RELEASE

                                                Dataram Corporation
                                                Mark Maddocks
                                                Vice President-Finance, CFO
                                                609-799-0071
                                                info@dataram.com


           DATARAM REPORTS FISCAL 2010 FIRST QUARTER FINANCIAL RESULTS

PRINCETON, N.J. August 26, 2009 - Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its fiscal first quarter ended July 31, 2009. Revenues for the first quarter were $9,190,000, which compares to $7,563,000 for the comparable prior year period.

John H. Freeman, Dataram's president and CEO commented, "The memory market is beginning to stabilize. There is mild upward pricing for memory which has been absent from this market for several years. The upward pricing is based on consolidation of manufacturers, reduced production by manufacturers and increased demand, primarily generated by the introduction into the market of servers based on Intel's Nehalem architecture. Additionally, as we have previously reported, the Company acquired certain assets of Micro Memory Bank, Inc. ("MMB"), a privately-held corporation in the fourth quarter of our last fiscal year. MMB positions Dataram with a more comprehensive product set, new routes to market and an established customer base. Its products, personnel and reach directly support our strategy to grow our memory solutions business. Revenue growth was supported by MMB sales as well as sequential quarterly growth in our traditional server memory solutions business. The MMB business unit generated approximately $2.9 million in revenues in the first quarter of the current fiscal year."

Mr. Freeman continued, "We recently announced plans to launch a unique storage product line that will deliver application performance improvements as well as cost savings without the need for an expensive storage upgrade or replacement. This product launch supports our corporate strategy to deliver data center solutions that optimize performance, leverage existing IT investments, and make measurable reductions in the total cost of ownership associated with these assets. Over the past 15 months, the Company has made significant investments in research and development, primarily associated with the development of this product line. In the first quarter of the current fiscal year, we incurred approximately $874,000 of total expense in that area which compares to approximately $212,000 in the first quarter of last fiscal year. Early customer evaluations are currently being conducted before the products are shown publicly for the first time in October. Customer feedback has been very positive based on significant improvement in application performance and an immediate, positive return on investment."

The Company incurred a net loss for the first quarter of the current fiscal year of $978,000, or $0.11 per diluted share, which compares to a net loss of $606,000, or $0.07 per diluted share for the comparable prior year period. Last fiscal year's first quarter net loss included a charge to selling, general and administrative expense of approximately $716,000 related to a retirement agreement entered into with the Company's former chief executive officer.

Mr. Freeman concluded, "Our financial condition remains strong. Our current ratio is 5.4 and our tangible book value is $2.13 per share. I look forward to reporting on our progress next quarter."

ABOUT DATARAM CORPORATION

Dataram is a worldwide leader in the design and manufacture of high capacity, reliable and innovative memory solutions. With over 40 years of experience, Dataram provides customized memory solutions for OEMs and compatible memory for leading brands including HP, Dell, IBM, Sun
Microsystems and Intel and AMD motherboard based servers. For more information about Dataram, visit www.dataram.com

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.


                           Financial Tables Follow































                             DATARAM CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)



                                              First Quarter Ended July 31
                                              ___________________________

                                          2009                  2008

Revenues                               $     9,190           $     7,563

Costs and expenses:

   Cost of sales                             6,655                 4,936
   Engineering                                 253                   332
   Research and development                    874                   212
   Selling, general and administrative       2,728                 3,057
   Stock-based compensation expense*           156                   126
   Intangible asset amortization               164                     -
                                       ___________           ___________

                                            10,830                 8,663
                                       ___________           ___________

Loss from operations                        (1,640)               (1,100)

Other income                                    34                   109
                                       ___________           ___________

Loss before income taxes                    (1,606)                 (991)

Income tax benefit                            (628)                 (385)
                                       ___________           ___________

Net loss                               $      (978)          $      (606)
                                       ===========           ===========

Net loss per share:
   Basic                               $      (.11)          $      (.07)
                                       ===========           ===========
   Diluted                             $      (.11)          $      (.07)
                                       ===========           ===========

Weighted average number of shares
outstanding:
   Basic                                     8,869                 8,869
                                       ===========           ===========
   Diluted                                   8,869                 8,869
                                       ===========           ===========

*Stock-based compensation expense is recorded as a component of selling, general and administrative expenses in the Company's financial statements filed with the Securities and Exchange Commission on Form 10-Q.

                             DATARAM CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In thousands)
                                   (Unaudited)



                                           July 31, 2009      April 30, 2009

ASSETS
Current assets
 Cash and cash equivalents                $        7,272     $        12,525
 Accounts receivable, net                          5,070               3,381
 Inventories                                       4,485               2,201
 Deferred income taxes                               303                 300
 Other current assets                                255                 126
                                          __________________________________
  Total current assets                            17,385              18,533

Deferred income taxes                              3,892               3,282

Property and equipment, net                        1,125               1,100

Intangible assets, net                             1,340               1,504

Other assets                                         126                 136
                                          __________________________________

Total assets                              $       23,868     $        24,555
                                          ==================================

LIABILITIES AND STOCKHOLDER' EQUITY
Current liabilities
 Accounts payable                         $        1,726     $         1,386
 Accrued liabilities                               1,499               1,689
                                          __________________________________
  Total current liabilities                        3,225               3,075

Accrued liabilities                                  381                 381

Stockholders' equity                              20,262              21,099
                                          __________________________________

Total liabilities and stockholders'
equity                                    $       23,868     $        24,555
                                          ==================================